Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated October 26, 2017, relating to the balance sheet of Sentinel Energy Services Inc. as of September 30, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 5, 2017 (date of inception) to September 30, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New

October 26, 2017